U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
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                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 30, 2004



                          Kahuna network security, INC
                  (Formerly Computer Automation Systems, Inc.)
               (Exact Name of Registrant as Specified in Charter)


                                     Nevada
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

              000-27419                                75-2749166
              ---------                                ----------
        (Commission File Number)         (I.R.S. Employer Identification No.)


                     9601 Katy Fwy, Suite 220, Houston, Texas, 77024
               (Address of principal executive offices including zip code)


                                  713-465-1001
              (Registrant's telephone number, including area code)



ITEM 5.  OTHER EVENTS

Incapacity of President

         Kahuna's President and Chairman, Mr. Joe Grace, suffered an aneurysm Friday evening, April 30, 2004. After surgery on May 1, 2004, he is expected to fully recover, but is expected to be in recovery and rehabilitation for approximately eight weeks. During his absence his duties will be shared by the Company's CEO, L. Edward Parker and its CFO, Frank Neukomm.

Simple Networks Solutions

         Management of Kahuna and SNS mutually agreed to rescind KHNA's acquisition of SNS. The agreement, concluded on May 3, 2004, was due to the inability of SNS to provide KHNA with audited financial statements by a previously agreed deadline.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Kahuna network security, INC.




                                            By: /s/Edward Parker
                                               --------------------------------
                                         Edward Parker, Chief Executive Officer


DATE:    May 5, 2004